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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-49863 of El Paso Natural Gas Company on Form S-4 of our report dated February 18, 1998 relating to the financial statements of High Island Offshore System as of December 31, 1997 and 1996 and for the years then ended, appearing in the Annual Report on Form 10-K of Leviathan Gas Pipeline Partners, L.P. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Detroit, Michigan

June 11, 1998